UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2006

AboveNet, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23269	11-3168327
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

360 Hamilton Avenue
White Plains, New York		10601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		(914) 421-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Securities and Exchange Commission Investigation

As previously announced, the Securities and Exchange Commission (the “SEC”) initiated a formal investigation of AboveNet, Inc. (the “Company”) on June 3, 2002. This investigation followed the Company’s announcement in April 2002 that it would need to restate its financial statements for the first three quarters of 2001. Shortly after the Company’s emergence from bankruptcy, the Audit Committee of the Company engaged DLA Piper Rudnick Gray Cary US LLP (“DLA Piper”) to conduct an independent investigation (the “Investigation”). DLA Piper, in turn, retained forensic and accounting consultants, Goldin Associates, LLC and Corporate Review Services, LLC (“Goldin”). At the culmination of that Investigation, DLA Piper and Goldin delivered a report (“Report”) to the Audit Committee, the Special Independent Committee and the full Board of Directors. The Special Independent Committee consists of the Audit Committee as well as those members of the Board of Directors who had no affiliation with the Company prior to the bankruptcy filing. The Company delivered the Report to the SEC in October 2005 and has made all supporting materials available to the SEC.

The SEC’s investigation is continuing. The Company cannot predict how or when the SEC investigation will be resolved.

Status of Past and Current 1934 Act Filings

Pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), the Company is required to file with the SEC its 2005 Form 10-K within 75 days of the end of 2005, or by March 16, 2006. As the result of a number of financial reporting issues discussed further below, the Company will not make this filing by March 16, 2006. Currently, the Company does not have audited financial statements for the years ended December 31, 2001, 2002, 2003, 2004 or 2005 and is not current with its quarterly or annual Exchange Act filings with the SEC. Any financial statements previously filed by the Company should not be relied upon. The Company does not believe adequate current public information exists regarding its business and financial condition to support a market in its securities. Persons who propose to invest in the Company’s securities do so at their own risk.

As previously reported, the Company has determined that as a result of a lack of certain accounting records necessary for the preparation of the 2001 consolidated financial statements, the Company cannot complete certain financial statements for the year ended December 31, 2001. Accordingly, the Company is focusing on preparing and finalizing its consolidated financial statements for the years ended December 31, 2002, 2003, 2004 and 2005.

Upon completion and filing with the SEC of consolidated financial statements for 2003, 2004 and 2005, the Company will have three years of audited consolidated financial statements and four years of selected financial information filed with the SEC available to shareholders. However, because the Company is unable to complete the consolidated financial statements for 2001, the Company will not be able to comply with its obligation to provide five years of certain selected financial information that would be required by Item 6 of Form 10-K in the 2005 Form 10-K. As a result, even following the filing of a 2005 Form 10-K, absent relief from the SEC, the Company would not be in compliance with this Form 10-K requirement. There can be no assurances that the Company will file its 2005 Form 10-K.

Further, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, Item 308 of Regulation S-K requires a company’s Annual Report on Form 10-K to include management’s annual report on internal control over financial reporting that contains, among other items, management’s assessment of the effectiveness of the company’s internal control over financial reporting as of the end of the company’s most recent fiscal year, including a statement as to whether or not the company’s internal control over financial reporting is effective. This requirement is applicable to the Company’s 2005 Annual Report on Form 10-K. In accordance with the provisions of Item 308 of Regulation S-K, the Company is also required to include in its 2005 Annual Report on Form 10-K, an auditors’ report on management’s assessment of its internal control over financial reporting. The following summarizes the status of the Company’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005 and the implications on its financial reporting requirements.

Management expects that, if the Company were to file its 2005 Form 10-K, management’s report on internal control over financial reporting would state that the Company’s management was unable to complete its assessment about the effectiveness of internal control over financial reporting as of December 31, 2005. The Company’s inability to complete its assessment was due to certain entity level controls and process level controls which were not tested due to: (i) an overall lack of internal controls in certain processes which impeded management’s ability to perform a proper assessment, (ii) management’s need to focus its available time and resources on remediating the internal control design and operating deficiencies that have been identified, and (iii) extensive modifications to certain systems and processes subsequent to year-end for which the controls and processes in place as of December 31, 2005 can no longer be observed or assessed. Based on the work completed to date, the Company has identified numerous material weaknesses in its internal control over financial reporting as of December 31, 2005. As a result, management would conclude that the Company’s internal control over financial reporting was not effective as of December 31, 2005 and would disclose the material weaknesses that had been identified in its assessment process. However, management would not be able to represent that all of the material weaknesses that existed as of December 31, 2005 had been identified and disclosed.

The Company has and is continuing to expend considerable time and resources toward putting its controls in place. A material weakness (within the meaning of Public Company Accounting Oversight Board Auditing Standard No. 2) in internal control over financial reporting is a control deficiency, or a combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. It is possible that we will identify additional material weaknesses as we complete our assessment.

We have extensive work remaining to remediate the material weaknesses identified. We are in the process of further developing a remediation plan to address our deficiencies. As a result,

this plan has extended into the 2006 fiscal year to remediate the material weaknesses identified. Under Section 404 of the Sarbanes-Oxley Act of 2002, we are required to include in our 2005 Form 10-K a report of our independent registered public accounting firm on our internal control over financial reporting as of December 31, 2005. We expect that our independent registered public accounting firm would issue a report on internal control over financial reporting which would include a disclaimer of opinion. We cannot provide any assurance that our independent registered public accounting firm would issue a disclaimer opinion on our internal control over financial reporting.

Until the Company files a fully compliant Annual Report on Form 10-K for the year ending December 31, 2006, inclusive of its completed assessment of its internal control over financial reporting and a report of our independent registered public accounting firm on our internal control over financial reporting as of December 31, 2006, and otherwise becomes current on the filing of its Exchange Act reports, the Company may be precluded from being able to list its securities on the Nasdaq National Market or any other major exchange. Further, because the Company will not become eligible to register its securities on a short form registration statement until one year after it has become current with the filing of its Exchange Act reports, the Company’s short form registration eligibility may be delayed until at least the first anniversary of the filing of its Annual Report on Form 10-K for the year ending December 31, 2006.

The Company intends to continue its efforts to prepare its 2002, 2003, 2004 and 2005 consolidated financial statements for audit by its auditors. At this time, the Company cannot predict when the audits of such financial statements will be complete.

Status of Bankruptcy Confirmation Order Appeal

On August 29, 2003, a Notice of Appeal was filed with the Bankruptcy Court of the Southern District of New York (the “Bankruptcy Court”) on behalf of Deutsche Bank A.G., London Branch and Bear, Stearns & Co. Inc. (the “Appellants”) advising the Bankruptcy Court of the Appellants’ appeal to the United States District Court for the Southern District of New York (the “District Court”) from so much of the order confirming the Company’s plan of reorganization (the order hereinafter the “Confirmation Order” and the plan of reorganization the “Plan”) as denied Appellants’ objections to the confirmation of the Plan (the “Appeal”). The objections raised by the Appellants relate to the allocation of the warrants to be distributed to holders of Class 6 claims under the Plan and to certain releases granted under the Plan, including the release granted to John W. Kluge. The Appellants did not request that the District Court vacate the Confirmation Order. On March 10, 2004, the District Court issued an order affirming the Confirmation Order and denying the Appeal.

On April 15, 2004, Appellants filed a notice of appeal of the District Court’s order to the U.S. Court of Appeals for the Second Circuit (the “Court of Appeals”). On July 21, 2005, the Court of Appeals affirmed the District Court decision, thereby denying the Appellants’ Appeal. On August 4, 2005, the Appellants filed a petition seeking panel rehearing and a petition for rehearing en banc. On January 23, 2006, the Court of Appeals denied the Appellants petitions. Appellants have 90 days after the entry of judgment of the denial of their petitions to seek relief from the United States Supreme Court. In the event that the Appellants are ultimately successful in their Appeal, the Confirmation Order and the Plan might be modified so as to (A) reallocate the distribution of the warrants among the holders of class 6 claims and/or (B) modify or void certain of the releases granted under the Plan.

Safe Harbor Statements

The information contained in this Current Report on Form 8-K is a statement of the Company’s present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and the Company’s assumptions regarding future developments. The Company may change its intention, belief or expectation at any time and without notice, based upon any changes in such factors, in its assumptions or otherwise. The cautionary statements contained in this Current Report on Form 8-K should be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on its behalf may issue.

By including any information in this Current Report on Form 8-K, the Company does not necessarily acknowledge disclosure of such information is required by applicable law or is material.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 16, 2006

ABOVENET, INC.

(Registrant)

By:	/s/ Robert Sokota
Robert Sokota
Senior Vice President
and General Counsel